                                                                   Exhibit 4.1

                        SECURITIES PURCHASE AGREEMENT
                        -----------------------------

     SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of June 30, 1999, by and among Identix Incorporated, a corporation organized under the laws of the State of Delaware (the "Company"), and the purchasers (the "Purchasers") set forth on Schedule 1 attached hereto.

     WHEREAS:

     A. The Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

     B. Each Purchaser desires to purchase, severally and not jointly, subject to the terms and conditions stated in this Agreement, (i) the number of shares of the Company's common stock, $0.01 per share par value (the "Common Stock") set forth opposite such purchaser's name on Schedule 1, (ii) warrants in the form attached hereto as Exhibit A (including any warrants issued in replacement
                        ---------
thereof, the "Series 1 Warrants"), to acquire shares of Common Stock and, (iii) warrants in the form attached hereto as Exhibit B (including any warrants issued
                                        ---------
in replacement thereof, the "Series 2 Warrants,") and, together with the Series 1 Warrants, the "Warrants", to acquire shares of Common Stock. The shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants are referred to herein as the "Warrant Shares."

     C. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement in the form attached hereto as Exhibit C (the "Registration Rights Agreement"),
                            ---------
pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

     NOW, THEREFORE, the Company and the Purchasers hereby agree as follows:

1.   CERTAIN DEFINITIONS.
     -------------------

     For purposes of this Agreement, the following terms shall have the meanings ascribed to them as provided below:

     "Business Day" shall mean any day on which the principal United States securities exchange or trading market on which the Common Stock is listed or traded as reported by Bloomberg (as defined below) is open for trading.

     "Closing Price" shall mean for the Common Stock as of any date, the closing bid price of such security on the principal United States securities exchange or trading market on which such security is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Purchasers as provided in Section 8(o) hereof, and reasonably acceptable to the Company if Bloomberg Financial Markets is not then reporting closing bid prices of such security) (collectively, "Bloomberg"), or if the foregoing does not apply, the last reported sale price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc., in each case for such date or, if such date was not a Trading Day (as defined below) for such security, on the next preceding day which was a Trading Day provided such next preceding Trading Day occurred no more than 5 business
    --------
days prior to the date for which the Closing Price is being determined. If the Closing Price cannot be calculated for a share of Common Stock as of any such dates on any of the foregoing bases, the Closing Price of such security on such date shall be the fair market value as determined by an investment banking firm selected by the Purchasers and reasonably acceptable to the Company, with the costs of such appraisal to be borne by the Company.

     "Investment Amount" shall mean the dollar amount to be invested in the Company at the Closing pursuant to this Agreement by any Purchaser, as set forth opposite such Purchaser's name on Schedule 1.

     "Market Price" shall mean, with respect to any date of determination, the average Closing Price during the ten (10) Trading Days prior to such date, but in no event greater than the closing bid price on the Trading Day prior to such date, in each case appropriately adjusted to reflect any stock dividend, stock split or similar transaction during such period.

     "Material Adverse Effect" shall mean any material adverse effect on (i) the ability of the Company to perform its obligations hereunder (including the issuance of the Shares and the Warrants), under the Warrants (including the issuance of the Warrant Shares) or under the Registration Rights Agreement or
(ii) the business, operations, properties or financial condition of the Company and its subsidiaries, taken as a whole.

     "Penalty Shares" shall mean any shares of Common Stock issued pursuant to
Section 2(c) of the Registration Rights Agreement.

     "Pro Rata Percentage" shall mean, with respect to any Purchaser, a percentage computed by dividing such Purchaser's Investment Amount by the aggregate Investment Amounts of all Purchasers.

     "Securities" shall mean the Shares, the Warrants, the Warrant Shares and the Penalty Shares.

     "Shares" means the shares of Common Stock to be issued and sold by the Company and purchased by the Purchasers at the Closing.

     "Trading Day" shall mean a Business Day on which at least 10,000 shares of Common Stock are traded on the principal United States securities exchange or trading market on which such security is listed or traded as reported by Bloomberg.

2.   PURCHASE AND SALE OF SHARES AND WARRANTS.
     ----------------------------------------

     a.  Generally.  Except as otherwise provided in this Section 2 and subject
         ---------
to the satisfaction (or waiver) of the conditions set forth in Section 6 and
Section 7 below, each Purchaser shall purchase the number of Shares and Warrants determined as provided in this Section 2, and the Company shall issue and sell such number of Shares and Warrants to each Purchaser for such Purchaser's Investment Amount as provided below.

     b.  Number of Closing Shares and Warrants; Form of Payment; Closing Date.
         --------------------------------------------------------------------

         i. On the Closing Date (as defined below), the Company shall sell and each Purchaser shall buy (A) the number of Shares set forth opposite such Purchaser's name on Schedule 1 (B) Series 1 Warrants exercisable for the purchase of the number of shares set forth opposite such Purchaser's name on
Schedule 1 and, (C) Series 2 Warrants exercisable for the purchase of the number
----------
of shares set forth opposite such Purchaser's name on Schedule 1.  On the
                                                      ----------
Closing Date, each Purchaser shall pay the Company an amount equal to such Purchaser's Investment Amount.

         ii. On the Closing Date, each Purchaser shall pay its Investment Amount by wire transfer to the Company, in accordance with the Company's written wiring instructions against delivery of certificates representing the Shares and duly executed Warrants being purchased by such Purchaser, and the Company shall deliver such Shares and Warrants against delivery of the such Purchaser's Investment Amount.

         iii. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the sale of the Shares and the Warrants pursuant to this Agreement (the "Closing") shall be 2:00 p.m. San Francisco Time on July 1, 1999 or such other date or time as the parties may mutually agree ("Closing Date"). The Closing shall occur at the offices of Gibson, Dunn & Crutcher LLP, One Montgomery Street, Telesis Tower, San Francisco, CA 94104, or at such other place as the parties may otherwise agree.

3.   THE PURCHASER'S REPRESENTATIONS AND WARRANTIES.
     ----------------------------------------------

     Each Purchaser severally and not jointly represents and warrants to the Company as follows:

     a.  Purchase for Own Account.  The Purchaser is purchasing the Securities
         ------------------------
for the Purchaser's own account and not with a present view towards the distribution thereof. The Purchaser understands that the Purchaser must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and that the Company has no present intention of registering any such Securities other than as contemplated by the Registration Rights Agreement. Notwithstanding anything in this Section 3(a) to the contrary, by making the foregoing representation, the Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act and any applicable state securities laws.

     b.  Information.  The Purchaser has been furnished all materials relating
         -----------
to the business, finances and operations of the Company and its subsidiaries and materials relating to the offer and sale of the Securities which have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the Company and has received satisfactory answers to any such inquiries. Neither such inquiries nor any other due diligence investigation conducted by the Purchaser or its counsel or any of its representatives shall modify, amend or affect the Purchaser's right to rely on the Company's representations and warranties contained in Section 4 below.

     c.  Governmental Review.  The Purchaser understands that no United States
         -------------------
federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

     d.  Authorization; Enforcement.  The Purchaser has the requisite power and
         --------------------------
authority to enter into and perform its obligations under this Agreement and to purchase the Shares and the Warrants in accordance with the terms hereof. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Purchaser and is a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     e.  Transfer or Resale.  The Purchaser understands that (i) except as
         ------------------
provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be transferred unless (a) subsequently registered thereunder, (b) the Purchaser shall have delivered to the Company an opinion of counsel reasonably acceptable to the Company (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred under an exemption from such registration, (c) sold under Rule 144 promulgated under the Securities Act (or a successor rule), or (d) sold or transferred to an affiliate of the Purchaser pursuant to an exemption under the Securities Act; and (ii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder, in each case, other than pursuant to the Registration Rights Agreement.

     f.  Legends.  The Purchaser understands that the Shares and the Warrants
         -------
and, until such time as the Shares and Warrant Shares have been registered under the Securities Act as contemplated by the Registration Rights Agreement or otherwise may be sold by the Purchaser under Rule 144, the certificates for the Shares and Warrant Shares may bear a restrictive legend in substantially the following form:

          The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state of the United States. The securities represented hereby may not be offered or sold in the absence of an effective registration statement for the securities under applicable securities laws unless offered, sold or transferred under an available exemption from the registration requirements of those laws.

     The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, (a) the sale of such Security is registered under the Securities Act, (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act or (c) such holder provides the Company with reasonable assurances that such Security can be sold under Rule 144(k). The Purchaser agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, pursuant to an effective registration statement or under an exemption from the registration requirements of the Securities Act. The legend shall be removed when such Security may be sold pursuant to an effective registration statement or sold under Rule 144(k). In consideration of such removal, the Purchaser agrees and covenants that, except with respect to sales under Rule 144(k), it will sell all Securities in accordance with the plan of distribution contained in the registration statement pursuant to which it is selling its Securities, it will deliver a prospectus in accordance with the prospectus delivery requirements of the Securities Act, and in the event that the Company informs such Purchaser that the registration statement has ceased to be effective under the Securities Act, such Purchaser shall, at the request of the Company, return its Securities for legending unless at such time such Securities may be sold under Rule 144(k).

     g.  Accredited Investor Status.  The Purchaser is an "accredited investor"
         --------------------------
as that term is defined in Rule 501(a) of Regulation D. The Purchaser is not registered as a broker or dealer under Section 15(a) of the Securities Exchange Act of 1934, as amended, or a member of the NASD (as defined below).

     h.  Company Reliance.  The Purchaser understands that the Shares are being
         ----------------
offered and sold and the Warrants are being issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments, and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares and the Warrants.

     i.  No Tax Advice Provided By Company.  Purchaser acknowledges and agrees
         ---------------------------------
that the Company and its advisors have not provided any advice to the Purchaser regarding the federal, state, local or foreign tax implications of the acquisition, ownership or disposition of the Securities and that it has been advised to consult its own tax advisor with respect to such implications.

     j.  HSR.  The Purchaser has no present intention of (1) participating in
         ---
the formulation, determination or direction of the basic decisions of the Company; (2) nominating a candidate for the board of directors of the Company;
(3) proposing corporate action requiring shareholder approval; (4) soliciting proxies; (5) having a controlling shareholder, director, or employee of the Purchaser simultaneously serving as an officer or director of the Company; (6) being a competitor of the Company; or (7) doing any of the foregoing with respect to any entity directly or indirectly controlling the Company. If at the time the Purchaser exercises the Warrant the Purchaser's intention is any different than the foregoing, and in light of such change a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 is required in connection with such exercise, the Purchaser shall so notify the Company in writing at or prior to the time of such exercise.

4.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
     ---------------------------------------------

     The Company represents and warrants to each Purchaser as follows:

     a.  Organization and Qualification.  The Company and each of its
         ------------------------------
subsidiaries is a corporation duly organized and existing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. Schedule 4(a) sets
                                                            -------------
forth the Company's jurisdiction of incorporation and the name of each of the Company's subsidiaries and its jurisdiction of incorporation.

     b.  Authorization; Enforcement.  (i) The Company has the requisite
         --------------------------
corporate power and authority to enter into and perform its obligations under this Agreement, the Warrants and the Registration Rights Agreement, to issue and sell the Shares and the Warrants in accordance with the terms hereof and to issue the Warrant Shares upon exercise of the Warrants in accordance with the terms of the Warrants and to issue the Penalty Shares in accordance with the Registration Rights Agreement; (ii) the execution, delivery and performance of this Agreement, the Warrants and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Shares and the issuance of the Warrants, and the reservation for issuance and issuance of the Warrant Shares) have been duly authorized by the

Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors or its stockholders is required; (iii) this Agreement has been duly executed and delivered by the Company; and (iv) this Agreement constitutes, and, upon execution and delivery by the Company of the Registration Rights Agreement and the Warrants, such agreements will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     c.  Capitalization.  The capitalization of the Company and each of its
         --------------
subsidiaries  as of the date hereof is set forth on Schedule 4(c), including the
                                                    -------------
authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of capital stock. Schedule 4(c) also sets forth the number of Shares
                              -------------
to be issued pursuant to the terms hereof and the number of Warrant Shares to be issued upon the exercise of the Warrants. All of such outstanding shares of the Company's capital stock have been, or upon issuance will be, validly issued, fully paid and nonassessable. Except as set forth on Schedule 4(c), no shares
                                                      -------------
of capital stock of the Company (including the Shares, the Warrant Shares or the Penalty Shares, if any) or any of the subsidiaries are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances. Except for the Securities and as disclosed in Schedule
                                                                      --------
4(c), as of the date of this Agreement, (i) there are no outstanding options,
----
warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or such subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except the Registration Rights Agreement). Except as set forth on Schedule 4(c), there are
                                                        -------------
no securities or instruments containing antidilution or similar provisions that may be triggered by the issuance of the Securities in accordance with the terms of this Agreement, the Warrants or the Registration Rights Agreement and the holders of the securities and instruments listed on such Schedule 4(c) have
                                                         -------------
waived any rights they may have under such antidilution or similar provisions in connection with the issuance of the Securities in accordance with the terms of this Agreement, the Warrants or the Registration Rights Agreement. The Company has made available to each Purchaser true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof ("Certificate of Incorporation"), the Company's By-laws as in effect on the date hereof (the "By-laws") and all other instruments and agreements governing securities convertible into or exercisable or exchangeable for capital stock of the Company, except for stock options granted under any employee benefit plan or director stock option plan of the Company.

     d.  Issuance of Shares.  The Shares are duly authorized and when issued and
         ------------------
paid for in accordance with the terms hereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances, and will not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof. The Warrant Shares are duly authorized and reserved for issuance, and, upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable and free from all taxes and liens, claims and encumbrances and will not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof.

     e.  No Conflicts.  The execution, delivery and performance of this
         ------------
Agreement, the Registration Rights Agreement and the Warrants by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Shares and the Warrant Shares and the issuance of the Warrants) will not (i) conflict with or result in a violation of the Certificate of Incorporation or By-laws or (ii) conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except, with respect to clause (ii), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation, By-laws and other organizational documents and neither the Company nor any of its subsidiaries is in default (and no event has occurred which, with notice or lapse of time or both, would put the Company or any of its subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, except for actual or possible violations, defaults or rights as would not, individually or in the aggregate, have a Material Adverse Effect, and except as set forth on Schedule 4(e). The businesses of the Company and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for actual or possible violations, if any, the sanctions for which either singly or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement or the Warrants and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, approval, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement (including, without limitation, the issuance and sale of the Shares and Warrants as provided hereby), or the Warrants (including the issuance of the Warrant Shares), in each case in accordance with the terms hereof or thereof. The Company is not in violation of the listing requirements of the American Stock Exchange ("AMEX") and does not reasonably anticipate that the Common Stock will be delisted by AMEX in the foreseeable future based on its rules (and interpretations thereof) as currently in effect.

     f.  SEC Documents; Financial Statements.  Since June 30, 1997, the Company
         -----------------------------------
has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and has filed all registration statements and other documents required to be filed by it with the SEC pursuant to the Securities Act (all of the foregoing filed prior to the date hereof, and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). The Company has made available to each Purchaser true and complete copies of the SEC Documents, except for the exhibits and schedules thereto and the documents incorporated therein. The exhibits filed by the Company with the SEC Documents are true and complete copies of the indicated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any statements made in any such SEC Documents that are or were required to be updated or amended under applicable law have been so updated or amended. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such SEC Documents and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such SEC Documents, which liabilities and obligations referred to in clauses (i) and (ii), individually or in the aggregate, would not have a Material Adverse Effect.

     g.  Absence of Certain Changes.  Except as disclosed in the SEC Documents,
         --------------------------
since March 31, 1999, there has been no change or development which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

     h.  Absence of Litigation.  Except as disclosed in the SEC Documents, there
         ---------------------
is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, threatened in writing against or affecting the Company, or any of its subsidiaries, or any of their directors or officers in their capacities as such which would reasonably be expected to have a Material Adverse Effect or which would adversely affect the validity, enforceability of, or the authority or ability of the

Company to perform its obligations under this Agreement (including the issuance of the Shares and the Warrants), the Registration Rights Agreement, the Warrants (including the issuance of the Warrant Shares) or any other agreement or document delivered pursuant hereto or thereto.

     i.  Intellectual Property.  The Company and each of its subsidiaries owns
         ---------------------
or is licensed to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, permits, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business as now being conducted and as proposed to be conducted. To the knowledge of the Company, after reasonable inquiry, neither the Company nor any of its subsidiaries is infringing or in conflict with any other person with respect to any Intangibles which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. Except as set forth in Schedule 4(i),
                                                             -------------
neither the Company nor any of its subsidiaries has received written notice that it is infringing upon third party Intangibles. Neither the Company nor any of its subsidiaries has entered into any consent, indemnification, forbearance to sue or settlement agreements with respect to the validity of the Company's or such subsidiary's ownership or right to use its Intangibles and to the Company's knowledge, after reasonable inquiry, there is no basis for any claim relating to any consent, indemnification, forbearance to sue or settlement agreement with respect to the validity of the Company's or such subsidiary's ownership or right to use its Intangibles to be successful. The Intangibles are valid and enforceable, and no registration relating thereto has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, and all applications therefor are pending and in good standing.
The Company has complied, in all material respects, with its contractual obligations relating to the protection of the Intangibles used pursuant to licenses. To the Company's knowledge, no person is infringing on or violating the Intangibles owned or used by the Company.

     j.  Foreign Corrupt Practices.  Neither the Company, nor any of its
         -------------------------
subsidiaries, nor any director or officer, nor, to the Company's knowledge, any agent, employee or other person acting on behalf of the Company or any of its subsidiaries has, in the course of such person's actions for, or on behalf of, the Company, or any of its subsidiaries, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the United States Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

     k.  Environment.  Except as disclosed in the SEC Documents (i) there is no
         -----------
environmental liability, nor factors likely to give rise to any environmental liability, affecting any of the properties of the Company or any of its subsidiaries that, individually or in the aggregate, would have a Material Adverse Effect and (ii) neither the Company nor any of the subsidiaries has violated any environmental law applicable to it now or previously in effect, other than such violations or infringements that, individually or in the aggregate, have not had and will not have a Material Adverse Effect.

     l.  Title.  The Company and each of its subsidiaries has good title in fee
         -----
simple to all real property and good title to all personal property owned by it which is material to its business, free and clear of all liens, encumbrances and defects except for liens to secure the Company's bank lines of credit and such defects in title that, individually or in the aggregate, could not have a Material Adverse Effect. Any real property and facilities held under lease by the Company or any of its subsidiaries are held by the Company or such subsidiary under valid, subsisting and enforceable leases with such exceptions which have not had and will not have a Material Adverse Effect.

     m.  Insurance.  The Company and its subsidiaries maintain such insurance
         ---------
relating to their business, operations, assets, key-employees and officers and directors as is appropriate to their business, assets and operations, in such amounts and against such risks as are customarily carried and insured against by owners of comparable businesses, assets and operations, and such insurance coverages will be continued in full force and effect to and including the Closing Date other than those insurance coverages in respect of which the failure to continue in full force and effect could not reasonably be expected to have a Material Adverse Effect.

     n.  Disclosure.  All information relating to or concerning the Company and
         ----------
its subsidiaries set forth in this Agreement or provided to the Purchaser in connection with the transactions contemplated hereby (excluding analyst reports prepared by investment banking firms), including the disclosure contained in
Schedule 4(n), viewed in its entirety, is true and correct in all material
-------------
respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading, provided, that as to
                                                          --------
forward-looking information provided by the Company, the Company represents only that there is a good-faith basis for such information. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their businesses, properties, operations, prospects or financial conditions, which has not been publicly disclosed but, under applicable law, rule or regulation, would be required to be disclosed by the Company in a registration statement filed on the date hereof by the Company under the Securities Act with respect to a primary issuance of the Company's securities. The Company has not provided, and without the Purchaser's request therefore, will not hereafter provide to the Purchaser, any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been disclosed. The Purchasers acknowledge that any forward looking statements regarding the Company are subject to substantial risks and uncertainties, including those described in the SEC Documents, and that actual events, results or performance may differ materially.

     o.  Acknowledgment Regarding the Purchaser's Purchase of the Securities.
         -------------------------------------------------------------------
The Company acknowledges and agrees that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, and the relationship between the Company and the Purchaser is "arms length" and that any statement made by the Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Purchaser's purchase of Securities and has not been relied upon by the Company, its officers or directors in any way. The Company further represents to the Purchaser that the Company's decision to enter into this Agreement has been based solely on an independent evaluation by the Company and its representatives.

     p.  No Brokers.  The Company has not engaged any person except Hambrecht &
         ----------
Quist, whose fees are being paid exclusively by the Company, to which or to whom brokerage commissions, finder's fees, financial advisory fees or similar payments are or will become due in connection with this Agreement or the transactions contemplated.

     q.  Tax Status.  The Company and each of its subsidiaries has made or filed
         ----------
(or has sought extensions for) all material federal, state and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company or the applicable subsidiary has set aside on its books provisions adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except with respect to amounts totaling in the aggregate less than $50,000, there are no unpaid taxes claimed to be due by the taxing authority of any jurisdiction. The Company has not executed a waiver with respect to any statute of limitations relating to the assessment or collection of any federal, state or local tax. Since June 30, 1996, none of the Company's tax returns has been or is being audited by any taxing authority.

     r.  No General Solicitation.  Neither the Company nor any person
         -----------------------
participating on the Company's behalf in the transactions contemplated hereby has conducted any "general solicitation" or "general advertising" as such terms are used in Regulation D, with respect to any of the Securities being offered hereby.

     s.  No Integrated Offering.  Neither the Company, nor any of its
         ----------------------
affiliates, nor any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Securities being offered hereby under the Securities Act or cause this offering of Securities to be integrated with any prior offering of securities of the Company for purposes of the Securities Act or any applicable stockholder approval provisions.

     t.  Year 2000.  To the Company's knowledge, after reasonable inquiry,
         ---------
except as disclosed on Schedule 4(t):  (i)  All hardware and software products
                       -------------
used by the Company and its subsidiaries in the administration and the business operations of the Company and such subsidiaries will be able to process date data (including, but not limited to, calculating, comparing and sequencing) in a consistent manner from, into and between the twentieth century (through 1999), the year 2000 and the twenty-first century, including leap year calculations, when used in accordance with the product documentation accompanying such hardware and software products; (ii) all software developed and sold by the Company and any of its subsidiaries (other than third party software) will be able to process date data (including, but not limited to, calculating, comparing and sequencing) in a consistent manner from, into and between the twentieth century (through 1999), the year 2000 and the twenty-first century, including leap year calculations, when used in accordance with the product documentation accompanying such software.

     u.  Form S-3 Eligibility.  The Company is currently eligible to register
         --------------------
the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act. To the Company's knowledge, after reasonable investigation, there exist no facts or circumstances (including without limitation any required approvals or waivers of any circumstances that may delay or prevent the obtaining of accountant's consents) that would prohibit or delay the preparation and filing of a registration statement on Form S-3 with respect to the Registrable Securities (as defined in the Registration Rights Agreement).

5.   COVENANTS.
     ---------

     a.  Best Efforts.  The parties shall use their best efforts timely to
         ------------
satisfy each of the conditions set forth in Section 6 and Section 7 of this Agreement.

     b.  Form D.  The Company agrees to file a Form D with respect to the
         ------
Securities as required under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing. The Company shall take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Purchasers pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to each Purchaser on or prior to the Closing Date.

     c.  Reporting Status.  So long as any Purchaser beneficially owns any
         ----------------
Securities or has the right to acquire any Securities pursuant to this Agreement, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination, provided,
                                                                       --------
however, that the obligations of the Company in this subsection 5(c) shall
-------
terminate on the date on which (i) all rights to acquire Securities pursuant to this Agreement or the Warrants have been exercised in full or have expired, and
(ii) all Securities beneficially owned by all Purchasers and their permitted assigns may be immediately sold to the public in a single transaction pursuant to Rule 144(k) under the Securities Act or otherwise without registration or restriction.

     d.  Use of Proceeds.  The Company shall use the net proceeds from the sale
         ---------------
of the Shares and the Warrants for general working capital purposes and the repayment of up to $6.4 million of outstanding indebtedness, but in no event shall the Company use such net proceeds to repurchase any outstanding securities of the Company, provided, however, that nothing in the foregoing shall restrict
                --------  -------
the Company's ability to repay indebtedness under its existing lines of credit incurred after the date of this Agreement.

     e.  Expenses.  At the Closing, the Company shall reimburse Capital Ventures
         --------
International ("CVI") or its designee for the out-of-pocket expenses reasonably incurred by CVI and its affiliates and advisors in connection with the negotiation, preparation, execution and delivery of this Agreement, the Registration Rights Agreement, the Warrants and the other agreements to be executed in connection herewith, including, without limitation, in conducting CVI's and its affiliates' and advisors' reasonable due diligence and CVI's and its affiliates' reasonable attorneys' fees and expenses (collectively, the "Expenses"). Notwithstanding the foregoing, the Company shall not be obligated to reimburse CVI for more than $35,000 of Expenses pursuant to this Section 5(e).

     f.  Press Releases.  For a period of two (2) years following the Closing,
         --------------
the Company agrees to send to each Purchaser within two business days after release, copies of all press releases issued by the Company or any of its subsidiaries, if any.

     g.  Reservation of Shares.  The Company has and shall at all times have
         ---------------------
authorized and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for the issuance of the Shares as provided in
Section 2 hereof, and the full exercise of the Warrants and the issuance of the Warrant Shares in connection therewith and as otherwise required hereby and by the Warrants. The Company shall not reduce the number of shares of Common Stock reserved for issuance under this Agreement (except as a result of the issuance of the Shares hereunder) or the Warrants (except as a result of the expiration of the Warrants or the issuance of the Warrant Shares upon the exercise of the Warrants), without the consent of the Purchasers.

     h.  Listing.  On the Closing Date, the Company shall have secured the
         -------
listing of the Shares and Warrant Shares, in each case, upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed or quoted (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Shares from time to time issuable hereunder and all Warrant Shares from time to time issuable upon exercise of the Warrants. The Company will use its best efforts to continue the listing and trading of its Common Stock on the AMEX, the New York Stock Exchange ("NYSE") or the Nasdaq National Market ("NASDAQ") and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the AMEX.

     i.  Corporate Existence.  The Company shall maintain its corporate
         -------------------
existence, except in the event of a merger, consolidation or sale of all or substantially all of the Company's assets, as long as the surviving or successor entity in such transaction (A) assumes the Company's obligations hereunder and under the Warrants and under the agreements and instruments entered into in connection herewith and (B) is a publicly trading Company whose common stock is listed and trades on NASDAQ, the NYSE or AMEX, provided, however, that the
                                               --------  -------
obligations in this Section 5(i) shall terminate on the date that each Purchaser or its assignee no longer has any right to acquire Securities pursuant to this Agreement or the Warrants, and all Securities beneficially owned by the Purchasers and their permitted assigns may be immediately sold to the public in a single transaction pursuant to Rule 144(k) under the Securities Act or otherwise without registration or restriction.

     j.  No Integrated Offering.  Neither the Company, nor any of its
         ----------------------
affiliates, nor any person acting on its or their behalf, shall, directly or indirectly, make any offers or sales of any security or solicit any offers to buy any security under circumstances that would require registration of the Securities being offered hereby under the Securities Act or cause this offering of Securities to be integrated with any prior or future offering of securities of the Company for purposes of the Securities Act or any applicable stockholder approval provisions.

     k.  Additional Equity Capital.
         -------------------------

         (i) The Company agrees that during the period beginning on the date hereof and ending on the date which is 180 days following the Closing Date (the "Lock-Up Period"), the Company will not, without the prior written consent of the Purchasers, contract with any party to obtain additional financing in which any equity or equity-linked securities are issued (including any debt financing with an equity component) pursuant to any offering exempt from the registration requirements of the Securities Act which grants any registration rights exercisable within one year of the Closing Date ("Future Offerings"). The limitations referred to in this Section 5(k) are collectively referred to as the "Capital Raising Limitations". The Capital Raising Limitations shall not apply to securities issued pursuant to (1) any transaction involving issuances of securities as consideration in a merger, consolidation or acquisition of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or as consideration for the acquisition of a business, product or license by the Company, (2) the issuance of securities pursuant to a syndicated underwritten public offering, (3) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof, (4) the grant of additional options or warrants, or the issuance of additional securities, under any duly authorized Company stock option, stock purchase or restricted stock plan for the benefit of the Company's employees, consultants or directors, or (5) the issuance of securities to a strategic business partner of the Company, (6) the issuance of securities in connection with a bank or equipment financing transaction, or (7) the issuance of any securities pursuant to a transaction made in reliance on Rule 144A under the Securities Act.

         (ii) The Company agrees that during the period beginning immediately upon the termination of the Lock-Up Period and ending on the date which is 180 days following such date (the "Participation Period"), each Purchaser shall have a right of first refusal to purchase its Pro Rata Percentage of 20% of the total amount of any issuance of any shares of Common Stock or Preferred Stock of any kind of the Company, whether now or hereafter authorized, and rights, options, or warrants to purchase said Common Stock or Preferred Stock, and securities of any type whatsoever that are, or by their terms may become, convertible into said Common Stock or Preferred Stock that the Company, from time to time, may propose to sell and issue (the "Participation Securities"), provided, however,
                                                            --------  -------
that the term Participation Securities shall not apply to securities issued pursuant to (1) any transaction involving issuances of securities as consideration in a merger, consolidation or acquisition of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or as consideration for the acquisition of a business, product or license by the Company, (2) the issuance of securities pursuant to a syndicated public offering, (3) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof, (4) the grant of additional options or warrants, or the issuance of additional securities, under any duly authorized Company stock option, stock purchase or restricted stock plan for the benefit of the Company's employees, consultants or directors, or
(5) the issuance of securities to a strategic business partner of the Company
(6) the issuance of securities in connection with a bank or equipment financing transaction, or (7) the issuance of any securities pursuant to a transaction made in reliance on Rule 144A under the Securities Act

         (iii) If the Company proposes to issue Participation Securities, it will give each Purchaser written notice (the "Rights Notice") of the Company's intention to do so, describing the Participation Securities, the price, and the general terms upon which the Company proposes to issue them. Each such Purchaser will have 14 days from the date of delivery of the Rights Notice to agree to purchase up to its Pro Rata Percentage of 20% of the total amount of such Participation Securities for the price and upon the general terms specified in the Rights Notice by giving written notice to the Company setting forth the quantity of Participation Securities to be purchased.

         (iv) The Company will have 120 days after the date of delivery of the Rights Notice to sell the Participation Securities that were not purchased by the Purchasers, at a price and upon general terms no more favorable to the purchasers thereof than the price and general terms specified in the Rights Notice. If the Company does not sell the Participation Securities within said 120-day period as provided in the preceding sentence, the Company will not thereafter issue or sell any of such Participation Securities during the Participation Period without complying with the provisions of Section (iii) above.

6.   CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.
     ----------------------------------------------

     The obligation of the Company hereunder to issue and sell Shares and Warrants to a Purchaser at the Closing hereunder is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto; provided, however, that these conditions are for the Company's sole
         --------  -------
benefit and may be waived by the Company at any time in its sole discretion.

     a. The applicable Purchaser shall have executed the signature page to this Agreement and the Registration Rights Agreement, and delivered the same to the Company.

     b. The applicable Purchaser shall have delivered to the Company such Purchaser's Investment Amount in accordance with Section 2(b) above.

     c. The representations and warranties of the applicable Purchaser shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and the applicable Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Purchaser at or prior to the Closing Date.

     d. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

     e. The applicable Purchaser shall have completed and provided to the Company the questionnaire provided by the Company pursuant to Section 4(a) of the Registration Rights Agreement.

7.   CONDITIONS TO EACH PURCHASER'S OBLIGATION TO PURCHASE SHARES AND WARRANTS.
     -------------------------------------------------------------------------

     The obligation of each Purchaser hereunder to purchase Shares and Warrants to be purchased by it hereunder is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these
                                                   --------
conditions are for such Purchaser's sole benefit and may be waived by such Purchaser at any time in such Purchaser's sole discretion:

     a. The Company shall have executed the signature pages to this Agreement and the Registration Rights Agreement, and delivered the same to the Purchaser.

     b. The Company shall have delivered to the Purchaser duly executed certificates representing the number of Shares and duly executed Warrants as provided in Section 2(b) above, and prior to the Closing, the Purchaser's attorney shall have received, in escrow, share certificate(s) representing the Shares to be purchased by the Purchaser.

     c. The Shares shall be authorized for quotation on AMEX and trading in the Common Stock (or on AMEX generally) shall not have been suspended or be under threat of suspension by the SEC or AMEX.

     d. The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Purchaser shall have received a certificate, executed on behalf of the Company by its Chief Financial Officer, dated as of the Closing Date, to the foregoing effect and attaching true and correct copies of the resolutions adopted by the Company's Board of

Directors authorizing the execution, delivery and performance by the Company of its obligations under this Agreement, the Warrants and the Registration Rights Agreement.

     e. No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization, or the staff of any thereof, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

     f. The Purchaser shall have received an opinion of the Company's counsel, dated as of the Closing Date, in substantially the form of Exhibit D attached
                                                           ---------
hereto.

     g. From the date of this Agreement through the Closing Date, there shall not have occurred any Material Adverse Effect.

     h. The Company shall have provided Purchaser a draft of the Registration Statement (as defined in the Registration Rights Agreement) at least 48 hours prior to Closing.

     i. Ascom USA, Inc. ("Ascom") shall have executed and delivered to the Company a waiver, pursuant to agreements disclosed to the Purchaser prior to Closing , of all rights to retain percentage ownership held by Ascom respecting the issuances of securities contemplated by this Agreement, the Registration Rights Agreement and the Warrant.

8.   GOVERNING LAW; MISCELLANEOUS.
     ----------------------------

     a.  Governing Law; Jurisdiction.  This Agreement shall be governed by and
         ---------------------------
construed in accordance with the laws of the State of California applicable to contracts made and to be performed in the State of California. Each party hereto irrevocably consents to the jurisdiction of the United States federal courts and the state courts located in San Francisco, California in any suit or proceeding based on or arising under this Agreement. Each party hereto irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. Each party hereto further agrees that service of process upon the Company mailed by first class mail to the address set forth in
Section 8(f) shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of any Purchaser to serve process in any other manner permitted by law. Each party hereto agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

     b.  Counterparts.  This Agreement may be executed in two or more
         ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed Execution Page(s) hereof to be physically delivered to the other party within five (5) days of the execution hereof.

     c.  Headings.  The headings of this Agreement are for convenience of
         --------
reference and shall not form part of, or affect the interpretation of, this Agreement.

     d.  Severability.  If any provision of this Agreement shall be invalid or
         ------------
unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

     e.  Entire Agreement; Amendments; Waiver.  This Agreement and the
         ------------------------------------
instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchasers make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Company and by the Purchasers as provided in Section 8(o) hereof. Any waiver by the Purchasers, on the one hand, or the Company, on the other hand, of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision of or any breach of any other provision of this Agreement. The failure of the Purchasers, on the one hand, or the Company, on the other hand to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

     f.  Notices.  Any notices required or permitted to be given under the terms
         -------
of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five (5) days after being placed in the mail, if mailed, one
(1) business day after being deposited with a nationally recognized overnight delivery service, or immediately if delivered personally, by same-day courier or by confirmed telecopy (such confirmation being conclusive proof of receipt or delivery), in each case addressed to a party. The addresses for such communications shall be:

         If to the Company:

                 Identix Incorporated
                 510 N. Pastoria Ave.
                 Sunnyvale, CA  94086
                 Telephone No.:  408-731-2000
                 Facsimile No.:  408-739-0178
                 Attention:  President

         With a copy to:

                 Richard A. Peers
                 Heller Ehrman White & McAuliffe
                 525 University Ave.
                 Palo Alto, CA  94301-1900
                 Telephone No.:  650-324-7000
                 Facsimile No.:  650-324-0638

If to the Purchaser, to the address set forth under the Purchaser's name on the Execution Page hereto executed by such Purchaser.

     Each party shall provide notice to the other parties of any change in address.

     g.  Successors and Assigns.  This Agreement shall be binding upon and inure
         ----------------------
to the benefit of the parties and their successors and permitted assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers, except in connection with a merger, consolidation or sale of all or substantially all of the Company's assets in which the surviving or successor entity in such transaction (A) assumes the Company's obligations hereunder and under the Warrants and under the agreements and instruments entered into in connection herewith and (B) is a publicly trading Company whose common stock is listed and trades on NASDAQ, the NYSE or AMEX. Without the prior written consent of the Company, no Purchaser shall assign this Agreement or any of its rights or obligations hereunder except to a assignee who is acquiring from the Purchaser either (A) that number of Warrants and/or Shares such that the assignee would beneficially own or have the right to acquire at least 500,000 Warrant Shares and/or Shares at the close of such transaction, or (B) all of the Warrants and/or Shares held by such Purchaser (a "Permitted Transferee").

     h.  Third Party Beneficiaries.  This Agreement is intended for the benefit
         -------------------------
of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by any other person.

     i.  Survival.  The agreements and covenants set forth in Section 5 shall
         --------
survive the closing. The representations and warranties of the Purchasers set forth in Section 3 and of the Company set forth in Section 4 shall survive three
         ---------                                 ---------
years following the Closing Date, notwithstanding any due diligence investigation conducted by or on behalf of the Company or the Purchasers, respectively. Moreover, none of the representations and warranties made by the Company herein shall act as a waiver of any rights or remedies a Purchaser may have under applicable federal or state securities laws.

     j.  Publicity.  The Company and each Purchaser shall have the right to
         ---------
review and comment upon the issuance of any press releases, or the filing of any SEC, AMEX or NASD filings, or any other public statements with respect to the transactions contemplated hereby, other than the initial listing application for the Shares and the Warrant Shares, which has been submitted to AMEX by the Company prior to the date hereof. Each Purchaser shall be provided documents to review at least 48 hours prior to the filing or other issuance thereof except that draft press releases shall be provided to each Purchaser at least 24 hours prior to issuance.

Within five business days after the Closing Date, the Company shall file a Current Report on Form 8-K or other appropriate form with the SEC disclosing the transactions contemplated hereby.

     k.  Further Assurances.  Each party shall do and perform, or cause to be
         ------------------
done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     l.  Termination.  In the event that the Closing Date shall not have
         -----------
occurred on or before July 1, 1999, unless the parties agree otherwise, this Agreement shall terminate at the close of business on such date. Notwithstanding any termination of this Agreement, any party not in breach of this Agreement shall preserve all rights and remedies it may have against another party hereto for a breach of this Agreement prior to or relating to the termination hereof.

     m.  Joint Participation in Drafting.  Each party to this Agreement has
         -------------------------------
participated in the negotiation and drafting of this Agreement, the Registration Rights Agreement and the Warrants. As such, the language used herein and therein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement, the Registration Rights Agreement or the Warrants.

     n.  Equitable Relief.  The Company acknowledges that a breach by it of its
         ----------------
obligations hereunder will cause irreparable harm to a Purchaser by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations hereunder will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that a Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

     o.  Determinations.  Except as otherwise expressly provided herein, all
         --------------
amendments, consents, approvals and other determinations to be made by the Purchasers pursuant to this Agreement and all waivers to or of any provisions in this Agreement prior to the Closing Date shall be made by Purchasers that have agreed to invest a majority of the aggregate Investment Amounts to be invested by all Purchasers and except as otherwise expressly provided herein, all amendments, consents, approvals and other determinations to be made by the Purchasers pursuant to this Agreement and all waivers to or of any provisions in this Agreement after the Closing Date shall be made by Purchasers that have invested a majority of the aggregate Investment Amounts invested by all Purchasers.

     IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

                              COMPANY:

                              IDENTIX INCORPORATED


                              By: /s/ JAMES P. SCULLION
                                  ---------------------------
                                  Name: James P. Scullion
                                        ---------------------
                                  Title: President and CFO
                                         --------------------


                              The Purchaser:

                              CAPITAL VENTURES INTERNATIONAL

                              By:  Heights Capital Management, Inc.,
                                   its authorized agent


                              By: /s/ MICHAEL SPOLAN
                                  ------------------------------------
                                  Name: Michael Spolan
                                        ------------------------------
                                  Title: Secretary and General Counsel
                                         -----------------------------
                                  Residence: Cayman Islands
                                  Address: c/o Heights Capital Management, Inc. 425 California, Suite 1100
                                            San Francisco, CA  94104
                                  Telephone No.:  (415) 403-6500
                                  Telecopy No.:  (415) 403-6525
                                  Attention:  Michael Spolan, Esq.

                                     with copies of all notices to:

                              Gibson, Dunn & Crutcher LLP
                              One Montgomery Street
                              Telesis Tower
                              San Francisco, CA  94104
                              Telephone No.:   (415) 393-8300
                              Telecopy No.:    (415) 986-5309
                              Attention:  William Hudson, Esq.
                                        -------------------------------

                              Investment Amount   $10,000,000
                                                   --------------------

     IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

                              COMPANY:

                              IDENTIX INCORPORATED


                              By: /s/ JAMES P. SCULLION
                                  ---------------------------
                                  Name: James P. Scullion
                                        ---------------------
                                  Title: President and CFO
                                         --------------------


                              The Purchaser:
                              MARSHALL CAPITAL MANAGEMENT, INC.


                              By: /s/ ALLAN WEINE
                                  ---------------------------
                                  Name: Allan Weine
                                        ---------------------
                                  Title: President
                                         --------------------
                                  Residence: Credit Suisse First Boston
                                             --------------------------
                                  Address:   227 W. Monroe St.
                                             --------------------------
                                             Chicago, IL 60606
                                             --------------------------
                                 Telephone No.:  (312)750-3239
                                 Telecopy No.:   (312)750-1031
                                 Attention: Allan Weine
                                           ----------------------------

                                    with copies of all notices to:

                              Solomon, Zauderer, Elenhorn, Frischer & Sharp
                              ---------------------------------------------
                              45 Rockefeller Plaza
                              ---------------------------------------------
                              Suite 730
                              ---------------------------------------------
                              New York, NY 10111
                              ---------------------------------------------
                              Telephone No.:   (212)424-0733
                              Telecopy No.:    (212)956-4068
                              Attention: Bob Mazzeo
                                         ----------------------------------

                              Investment Amount  $5,000,000
                                                 --------------------------

                                 SCHEDULE 1

Purchaser                               Investment        Shares         Series 1 A      Series 1 B       Series 2
                                        Amount                           Warrants        Warrants         Warrants
-------------------------------------------------------------------------------------------------------------------------------
Capital Ventures International          $10,000,000       1,207,729      241,546         402,577          603,865

Marshall Capital Management, Inc.       $ 5,000,000         603,865      120,773         201,288          301,933

                             TOTAL      $15,000,000       1,811,594      362,319         603,865          905,798